Exhibit 23.1
                                                                    ------------

                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616,
333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-122424
and 333-124471) and (ii) Form S-8 (Nos. 333-56343 and 333-122168) of Kinder
Morgan Energy Partners, L.P. of our report dated March 1, 2007, except Note 2, for which the date is August 20, 2007, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 20, 2007